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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Financial and Operating Data" in the Registration Statement (Form S-3) and related Prospectus of Friedman's Inc. for the registration of 2,530,000 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated November 8, 1995, with respect to the consolidated financial statements and schedule of Friedman's Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1995, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Jacksonville, Florida
May 13, 1996